UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005 (December 20, 2005)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 20, 2005, OMNI Energy Services Corp. (“OMNI”) issued a press release announcing that the United States District Court for the Eastern District of Louisiana has granted OMNI’s Motion to Dismiss a lawsuit filed on behalf of Steven T. Stull, a former OMNI director, and Advantage Capital Partners, et. al. (collectively “ACP”) alleging that OMNI and two of its key executives fraudulently deprived ACP of their right to convert shares of OMNI’s Series A and Series B 8% Convertible Preferred Stock. The Court held that ACP had failed to satisfy the pleading requirements for alleging fraud under federal securities laws. ACP has 20 business days to attempt to replead its case in the federal district court.

A copy of the press release announcing the Court’s judgment is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

      99.1    Press Release dated December 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: December 22, 2005

	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President